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                                                                   EXHIBIT 23.1




                        INDEPENDENT AUDITOR'S CONSENT
                        -----------------------------

The Board of Directors
Sun Coast Industries, Inc.:

We consent to the use of our reports included and incorporated by reference herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus. Our reports refer to a change in the method of accounting for income taxes.



                                  /s/ KPMG PEAT MARWICK LLP
                                  KPMG Peat Marwick LLP




Dallas, Texas
March 2, 1995